Exhibit 99.1

Fortrea Names Anshul Thakral Chief Executive Officer

Thakral succeeds Interim CEO, Peter M. Neupert, who will remain chairman of the board

DURHAM, N.C., June 11, 2025 – Fortrea (Nasdaq: FTRE) (the “Company”), a leading global contract research organization (CRO), today announced that Fortrea’s Board of Directors (the “Board”) named Anshul Thakral as Fortrea’s CEO, effective August 4, 2025. He was also appointed to serve as a director on the Company’s Board, effective as of that date. Thakral succeeds Interim CEO, Peter M. Neupert, who will remain as chairman of the Board.

Thakral brings more than 20 years of experience in life sciences as an executive and commercial leader, advisor and entrepreneur. He will focus on executing the Company’s transformation plan and sharpening Fortrea’s focus on profitable growth. Further, he will oversee additional value creation efforts for customers, employees and shareholders.

“Anshul is an exceptional leader with extensive life sciences experience, deep familiarity with the CRO industry, a commitment to innovation and a proven record of building companies and growing revenue,” said Neupert. “His strong business development capabilities, commercial insights and relentless focus on customer engagement make him ideally suited to lead Fortrea. Further, he also shares the Company’s commitment to modernizing the clinical trials process and combining the best talent, science and technology to effectively and efficiently respond to changing customer and patient needs. We are delighted to welcome Anshul to Fortrea as we seek to capitalize on the significant growth opportunities we see ahead and meet our customers’ needs.”

“Since its founding, the Fortrea team has earned a strong reputation for leading with science and creating a differentiated customer experience,” said Thakral. “I share the team’s passion for customers and the patients they serve, and I’m honored to take the reins at this pivotal moment. It is an exciting opportunity to lead the organization as it continues to deliver flexible and agile drug development solutions that accelerate the delivery of life-changing treatments to patients. I’m confident this company can execute on its patient and customer-focused mission while delivering profitable growth, which ultimately delivers value for shareholders.”

About Anshul Thakral

Thakral joins Fortrea from Launch Therapeutics, a company he co-founded at which he served as CEO. Previously, he held several executive leadership roles at PPD, a leading CRO, including chief commercial officer and executive vice president of Peri- and Post-Approval Services. He led PPD Biotech, which contributed to PPD’s growth. Prior to PPD, Thakral ran the global life sciences business unit at Gerson Lehrman Group and served as an Associate Principal at McKinsey & Company in the healthcare practice. He currently serves on the board of directors of TriNetX, Saama Technologies and Orsini Specialty Pharmacy. He earned his B.S. and M.S.E. in Biomedical Engineering from Johns Hopkins University and his MBA from the Wharton School at the University of Pennsylvania.

About Fortrea

Fortrea (Nasdaq: FTRE) is a leading global provider of clinical development solutions to the life sciences industry. We partner with emerging and large biopharmaceutical, biotechnology, medical device and diagnostic companies to drive healthcare innovation that accelerates life changing therapies to patients. Fortrea provides phase I-IV clinical trial management, clinical pharmacology and consulting services. Fortrea’s solutions leverage three decades of experience spanning more than 20 therapeutic areas, a passion for scientific rigor, exceptional insights and a strong investigator site network. Our talented and diverse team working in about 100 countries is scaled to deliver focused and agile solutions to customers globally. Learn more about how Fortrea is becoming a transformative force from pipeline to patient at Fortrea.com and follow us on LinkedIn and X (formerly Twitter).

Exhibit 99.1

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, the Company’s growth opportunities. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “guidance,” “expect,” “assume,” “anticipate,” “intend,” “plan,” “forecast,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from the Company’s expectations due to a number of factors, including, but not limited to, the following: the Company’s ability to successfully implement its business strategies and execute its long-term value creation strategy; risks and expenses associated with the Company’s international operations, tariff policies, trade sanctions and other trade restrictions and currency fluctuations; the Company’s customer or therapeutic area concentrations; any further deterioration in the macroeconomic environment or further changes in government regulations and funding, which could lead to defaults or cancellations by the Company’s customers; the risk that the Company’s backlog and net new business may not be indicative of the Company’s future revenues and that the Company might not realize all of the anticipated future revenue reflected in the Company’s backlog; the Company’s ability to generate sufficient net new business awards, or the possibility that net new business awards are delayed, terminated, reduced in scope, or fail to go to contract; if the Company underprices its contracts, overruns its cost estimates, or fails to receive approval for, or experiences delays in documentation of change orders; and other factors described from time to time in documents that the Company files with the SEC. For a further discussion of the risks relating to the Company’s business, see the “Risk Factors” Section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission (the “SEC”), as such factors may be amended or updated from time to time in the Company’s subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. All forward-looking statements are made only as of the date of this release and the Company does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect future events or developments.

Contacts:

Hima Inguva (Investors) – 877-495-0816, hima.inguva@fortrea.com

Sue Zaranek (Media) – 919-943-5422, media@fortrea.com

Kate Dillon (Media) – 646-818-9115, kdillon@prosek.com